EXHIBIT 10.7

3M COMPANY
2016 LONG-TERM INCENTIVE PLAN

STOCK ISSUANCE AWARD AGREEMENT

Pursuant to the 3M Company 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), 3M Company (the “Company”) granted to the nonemployee member of the Company’s Board of Directors (the “Board”) listed below (“Participant”) the award described below (the “Award”).  The shares of common stock of the Company issued pursuant to this Award (the “Shares”) are subject to the terms and conditions set forth in this Stock Issuance Award Agreement (this “Agreement”) and the Plan.  The Plan is incorporated into this Stock Issuance Award Agreement by reference.

Participant:
Issuance Date:
Number of Shares:
Fee Type:	☒ Annual Stock Retainer ☐ Annual Cash Retainer
Vesting Schedule:	The Shares shall be fully vested upon grant.

ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan.  You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Shares pursuant to this Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Shares.

ELECTRONIC Acceptance of Award:

By clicking on the “ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan.  You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Shares pursuant to this Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Shares.

Article I. Award; VESTING

1.1 Stock Issuance Award.  Effective as of the Issuance Date specified above, the Company hereby agrees to issue or transfer the number of Shares specified above to Participant on the terms, and subject to the conditions, set forth in this Agreement and the Plan.

1.2 Vesting. The Shares will be immediately vested upon grant.

Article II. TAXATION AND TAX WITHHOLDING
2.1 Responsibility for Taxes.

(a) Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant's participation in the Plan and legally applicable to Participant or deemed by the Company in its discretion to be an appropriate charge to Participant even if legally applicable to the Company (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company.  Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares, including, but not limited to, the issuance or transfer of the Shares, the subsequent sale of the Shares, and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to assist the Company in satisfying any applicable withholding obligations for Tax-Related Items.  In this regard, the Company, or their respective agents, at their discretion, may satisfy, or allow Participant to satisfy, the withholding obligation with regard to all Tax-Related Items by any of the following, or a combination thereof:

(i) By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;

(ii) Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the obligation for Tax-Related Items; provided that such amount is paid to the Company at such time as may be required by the Company;

(iii) To the extent permitted by the Administrator, surrendering Shares issued hereunder valued at their Fair Market Value on such date; or
(iv) By the deduction of such amount from other compensation payable to Participant.

(c) The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment of any Tax-Related Items as Participant's election to satisfy all or any portion of the Tax-Related Items pursuant to Section 2.1(b)(iii) or (iv) above, or a combination of such sections.

(d) Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash through the Company’s normal payment processes for members of the Board and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by surrendering one or more Shares, solely for tax purposes and not intended to modify or restrict in any way Section 4.2 of the Plan, Participant is deemed to have been issued the full number of Shares, notwithstanding that a number of Shares are surrendered for the purpose of paying the Tax-Related Items.

(e) Finally, Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items.

Article III. other provisions

3.1 Holding Period.  If this Award is designated as part of Participant’s annual stock retainer, the Shares may not be sold, exchanged or otherwise disposed of on or before the date Participant ceases to serve as a member of the Board.

3.2 Nature of Grant. In accepting the Shares, Participant understands, acknowledges, and agrees that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;
(b) all decisions with respect to future stock issuances or other grants, if any, will be at the sole discretion of the Administrator;

(c) nothing in the Plan or this Agreement shall in any way be construed or interpreted to adversely affect or otherwise impair the right of the Company or its stockholders to remove Participant from the Board at any time in accordance with the provisions of applicable law;

(d) Participant is voluntarily participating in the Plan;
(e) the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty; and

(f) the following provision shall not apply if Participant resides in the State of California: In consideration of the grant of the Shares, and to the extent permitted by applicable law, Participant agrees not to institute any claim against the Company or any Subsidiary, to waive Participant's ability, if any, to bring such claim, and release the Company and its Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

3.3 Relationship to Other Plans.  The issuance or transfer of Shears under this Agreement constitutes payment of fees for services as a member of the Board in accordance with the terms of the 3M Compensation Plan for Nonemployee Directors.

3.4 No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant's acquisition or sale of the Shares.  Participant understands and agrees that Participant should consult with Participant's own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Award(s).

3.5 Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company and its other Subsidiaries for the purpose of implementing, administering and managing the Plan.

Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant's name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options, deferred stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Fidelity Investments, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant's country.  Participant understands that if Participant resides outside the United States Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant's local human resources representative.  Participant authorizes the Company, Fidelity Investments and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan.  Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant's local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke Participant's consent, Participant's service with the Company will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Company may not be able to grant additional shares of Common Stock or other equity awards to Participant or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing Participant's consent may affect Participant's ability to participate in the Plan.  For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant's local human resources representative.

3.6 Adjustments. Participant acknowledges that this Award is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

3.7 Defined Terms; Titles.  Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.8 Conformity to Applicable Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

3.9 Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.10 Entire Agreement and Imposition of Other Terms.  The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

3.11 Severability.  In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.

3.12 Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person.

3.13 Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates a contractual arrangement between the Company and Participant only and shall not be construed as creating a trust for the benefit of Participant.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares.

3.14 Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.15 Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, or broker’s country, or the country in which shares of Common Stock are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of shares of Common Stock or rights to shares of Common Stock under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or Participant’s country).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before possessing inside information.  Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including Company employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.

3.16 Section 409A. The intent of the parties is that the payments and benefits under this Agreement be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt therefrom.

3.17 Governing Law and Venue.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding the choice-of-law principles of the State of Delaware and any other state requiring the application of a jurisdiction’s laws other than the State of Delaware. For purposes of litigating any dispute concerning the grant of the Shares, or this Agreement, Participant consents to the jurisdiction of the State of Minnesota and agrees that such litigation shall be conducted exclusively in the courts of Ramsey County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed.

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